EX-33.2
(logo) CHASE

Management's Report on Assessment of Compliance with Applicable Servicing
Criteria

Chase Home Finance LLC (the "Asserting Party") is responsible for assessing compliance as of December 31, 2008 and for the period from January 1, 2008 through December 31, 2008 (the "Reporting Period"), with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the "CFR"), excluding the inapplicable servicing criteria as set forth in Exhibit A hereto (such criteria, after giving effect to the exclusions identified on Exhibit A, the "Applicable Servicing Criteria"). This report covers the non-prime residential mortgages serviced on the Loan Servicing and Accounting Management System I from January 1,2008 to June 30,2008 ("LSAMS I"), and serviced on the Mortgage Servicing Package from July 1,2008 to December 31, 2008 ("MSP"), together with LSAMS I, (the "Platform") during the Reporting Period.

The Asserting Party has engaged certain vendors, which are not deemed to be servicers as defined in Item 1101(j) of Regulation AB (the "Vendors"), to perform specific and limited activities or activities scripted by the Asserting Party as of and during the Reporting Period, and the Asserting Party elects to take responsibility for assessing compliance with the Applicable Servicing Criteria or portion of the servicing criteria applicable to such Vendors as set forth in Exhibit A hereto (such criteria, the "Applicable Vendor Servicing Criteria").

The Asserting Party has policies and procedures in place designed to provide reasonable assurance that the Vendors' activities comply in all material respects with the Applicable Vendor Servicing Criteria. The Asserting Party (i) has not identified and is not aware of any material instance of noncompliance by the Vendors with the Applicable Vendor Servicing Criteria and (ii) has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the Applicable Vendor Servicing Criteria as of December 31,2008 and for the Reporting Period.

The Asserting Party (i) has used the criteria set forth in 17 CFR 229.1122(d) to assess the compliance by the Asserting Party with the Applicable Servicing Criteria for the Reporting Period and (ii) has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2008 and for the Reporting Period with respect to the Platform taken as a whole, except as described on Exhibit B hereto.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on our assessment of compliance with the Applicable Servicing Criteria as of December 31, 2008 and for the Reporting Period as set forth in this report.


Chase Home Finance LLC

Signed: /s/ Kim Greaves
Name: Kim Greaves
Title: Senior Vice President
Date: 02/26/2009

Signed: /s/ Mark Davis
Name: Mark Davis
Title: Senior Vice President
Date: 02/26/2009


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EXHIBIT A



                                                                        APPLICABLE                        INAPPLICABLE
                                 SERVICING CRITERIA                     SERVICING CRITERIA                SERVICING CRITERIA

                                                                  Performed      Performed
                                                                  by             by
                                                                  Servicer       Vendor(s)
Reference                             Criteria

                  General Servicing Considerations

1122(d)(1)(i)     Policies and procedures are instituted                X^1
                  to monitor any performance or other
                  triggers and events of default in
                  accordance with the transaction
                  agreements.

1122(d)(1)(ii)    If any material servicing activities                  X
                  are outsourced to third parties, policies
                  and procedures are instituted to monitor
                  the third party's performance and
                  compliance with such servicing
                  activities.

1122(d)(1)(iii)   Any requirements in the transaction                                                              X
                  agreements to maintain a back-up servicer
                  for the mortgage loans are maintained.

1122(d)(1)(iv)    A fidelity bond and errors and                        X
                  omissions policy is in effect on the
                  party participating in the servicing
                  function throughout the reporting period
                  in the amount of coverage required by and
                  otherwise in accordance with the terms of
                  the transaction agreements.

                  Cash Collection and Administration

1122(d)(2)(i)     Payments on mortgage loans are deposited              X            X^2
                  into the appropriate custodial bank
                  accounts and related bank clearing
                  accounts no more than two business days
                  following receipt, or such other number
                  of days specified in the transaction
                  agreements.

1122(d)(2)(ii)    Disbursements made via wire transfer on               X
                  behalf of an obligor or to an investor are
                  made only by authorized personnel.

1122(d)(2)(iii)   Advances of funds or guarantees                       X
                  regarding collections, cash flows or
                  distributions, and any interest or other
                  fees charged for such advances, are made,
                  reviewed and approved as specified in
                  the transaction agreements.

1122(d)(2)(iv)    The related accounts for the                          X
                  transaction, such as cash reserve
                  accounts or accounts established as a
                  form of overcollateralization, are
                  separately maintained (e.g., with respect
                  to commingling of cash) as set forth in
                  the transaction agreements.

1122(d)(2)(v)     Each custodial account is maintained at               X
                  a federally insured depository
                  institution as set forth in the
                  transaction agreements. For purposes of
                  this criterion, "federally insured
                  depository institution" with respect to a
                  foreign financial institution means a
                  foreign financial institution that meets
                  the requirements of Rule 13k-1(b)(1)
                  of the Securities Exchange Act.

1122(d)(2)(vi)    Unissued checks are safeguarded so as                 X
                  to prevent unauthorized access.

1122(d)(2)(vii)   Reconciliations are prepared on a                     X            X^3
                  monthly basis for all asset-backed
                  securities related bank accounts,
                  including custodial accounts and related
                  bank clearing accounts. These
                  reconciliations are (A) mathematically
                  accurate; (B) prepared within 30
                  calendar days after the bank statement
                  cutoff date, or such other number of days
                  specified in the transaction agreements;
                  (C) reviewed and approved by someone
                  other than the person who prepared the
                  reconciliation; and (D) contain
                  explanations for reconciling items.
                  These reconciling items are resolved
                  within 90 calendar days of their original
                  identification, or such other number of
                  days specified in the transaction
                  agreements.

1 The Asserting Party monitors events of default as obligated pursuant to the transactions agreements.
2 An affiliate vendor deposits funds from customer transactions to a lockbox clearing account.
3 Two vendors prepare account reconciliations on disbursement clearing accounts.

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                                                                        APPLICABLE                        INAPPLICABLE
                                 SERVICING CRITERIA                     SERVICING CRITERIA                SERVICING CRITERIA

                                                                  Performed      Performed
                                                                  by             by
                                                                  Servicer       Vendor(s)
Reference                             Criteria

                  Investor Remittances and Reporting

1122(d)(3)(i)     Reports to investors, including those                 X^4
                  to be filed with the Commission, are
                  maintained in accordance with the
                  transaction agreements and applicable
                  Commission requirements. Specifically,
                  such reports (A) are prepared in
                  accordance with timeframes and other
                  terms set forth in the transaction
                  agreements; (B) provide information
                  calculated in accordance with the terms
                  specified in the transaction agreements;
                  (C) are filed with the Commission as
                  required by its rules and regulations;
                  and (D) agree with investors' or the
                  trustee's records as to the total unpaid
                  principal balance and number of mortgage
                  loans serviced by the Servicer.

1122(d)(3)(ii)    Amounts due to investors are allocated                X^5
                  and remitted in accordance with
                  timeframes, distribution priority and
                  other terms set forth in the transaction
                  agreements.

1122(d)(3)(iii)   Disbursements made to an investor are                 X^6
                  posted within two business days to the
                  Servicer's investor records, or such other
                  number of days specified in the transaction
                  agreements.

1122(d)(3)(iv)    Amounts remitted to investors per the                 X^7
                  investor reports agree with cancelled
                  checks, or other form of payment, or
                  custodial bank statements.

                  Pool Asset Administration

1122(d)(4)(i)     Collateral or security on mortgage loans                                                         X
                  is maintained as required by the
                  transaction agreements or related
                  mortgage loan documents.

1122(d)(4)(ii)    Mortgage loan and related documents are                                                          X
                  safeguarded as required by the
                  transaction agreements.

1122(d)(4)(iii)   Any additions, removals or                            X
                  substitutions to the asset pool are made,
                  reviewed and approved in accordance with
                  any conditions or requirements in the
                  transaction agreements.

1122(d)(4)(iv)    Payments on mortgage loans, including any             X
                  payoffs, made in accordance with the related
                  mortgage loan documents are posted to the
                  Servicer's obligor records maintained no
                  more than two business days after
                  receipt, or such other number of days
                  specified in the transaction agreements,
                  and allocated to principal, interest or
                  other items (e.g., escrow) in accordance
                  with the related mortgage loan documents.

1122(d)(4)(v)     The Servicer's records regarding the                  X
                  mortgage loans agree with the Servicer's
                  records with respect to an obligor's
                  unpaid principal balance.

1122(d)(4)(vi)    Changes with respect to the terms or                  X
                  status of an obligor's mortgage loans (e.g.,
                  loan modifications or re-agings) are
                  made, reviewed and approved by authorized
                  personnel in accordance with the
                  transaction agreements and related pool
                  asset documents.


4 The Attesting Party provides monthly pool accounting reports to the appropriate party pursuant to the transaction agreements.
5 The Attesting Party remits amounts to the appropriate party pursuant to the transaction agreements.
6 Disbursements made to the appropriate party pursuant to the transaction agreements are posted within two business days to the Attesting Party's records, or such other number of days specified in the transaction agreements.
7 The Attesting Party reconciles its records relating to disbursements made to the appropriate party pursuant to the transaction agreements.


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                                                                        APPLICABLE                        INAPPLICABLE
                                 SERVICING CRITERIA                     SERVICING CRITERIA                SERVICING CRITERIA

                                                                  Performed      Performed
                                                                  by             by
                                                                  Servicer       Vendor(s)
Reference                             Criteria

1122(d)(4)(vii)   Loss mitigation or recovery actions                   X
                  (e.g., forbearance plans, modifications
                  and deeds in lieu of foreclosure,
                  foreclosures and repossessions, as
                  applicable) are initiated, conducted and
                  concluded in accordance with
                  the timeframes or other requirements
                  established by the transaction
                  agreements.

1122(d)(4)(viii)  Records documenting collection efforts                X            X^8
                  are maintained during the period a mortgage
                  loan is delinquent in accordance with
                  the transaction agreements. Such records
                  are maintained on at least a monthly
                  basis, or such other period specified in
                  the transaction agreements, and describe
                  the entity's activities in monitoring
                  delinquent mortgage loans including, for
                  example, phone calls, letters and
                  payment rescheduling plans in cases where
                  delinquency is deemed temporary (e.g.,
                  illness or unemployment).

1122(d)(4)(ix)    Adjustments to interest rates or rates                X
                  of return for mortgage loans with variable
                  rates are computed based on the related
                  mortgage loan documents.

1122(d)(4)(x)     Regarding any funds held in trust for                 X
                  an obligor (such as escrow accounts): (A)
                  such funds are analyzed, in accordance
                  with the obligor's mortgage loan documents,
                  on at least an annual basis, or such
                  other period specified in the transaction
                  agreements; (B) interest on such funds is
                  paid, or credited, to obligors in
                  accordance with applicable mortgage loan
                  documents and state laws; and (C) such
                  funds are returned to the obligor within
                  30 calendar days of full repayment of the
                  related mortgage loans, or such other number
                  of days specified in the transaction
                  agreements.

1122(d)(4)(xi)    Payments made on behalf of an obligor                 X            X^9
                  (such as tax or insurance payments) are
                  made on or before the related penalty or
                  expiration dates, as indicated on the
                  appropriate bills or notices for such
                  payments, provided that such support has
                  been received by the servicer at least 30
                  calendar days prior to these dates, or
                  such other number of days specified in
                  the transaction agreements.

1122(d)(4)(xii)   Any late payment penalties in                         X
                  connection with any payment to be made on
                  behalf of an obligor are paid from the
                  servicer's funds and not charged to the
                  obligor, unless the late payment was due
                  to the obligor's error or omission.

1122(d)(4)(xiii)  Disbursements made on behalf of an                    X
                  obligor are posted within two business
                  days to the obligor's records maintained
                  by the servicer, or such other number of
                  days specified in the transaction
                  agreements.

1122(d)(4)(xiv)   Delinquencies, charge-offs and                        X
                  uncollectible accounts are recognized and
                  recorded in accordance with the
                  transaction agreements.

1122(d)(4)(xv)    Any external enhancement or other                                                                X
                  support, identified in Item
                  1114(a)(1) through (3) or Item 1115 of
                  Regulation AB, is maintained as set
                  forth in the transaction agreements.



8 A vendor provides front end collection processing. Records documenting the vendor collection efforts are maintained on the servicing system. (This portion of Exhibit A has been revised since the report issued on February 26, 2009.)
9 Two vendors provide information used by the Asserting Party to pay taxes and insurance on behalf of obligors.


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


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EXHIBIT B

The Asserting Party has identified certain incidences of noncompliance with the following servicing criteria during the Reporting Period of the Platform:

1122(d)(4)(vii): Loss mitigation or recovery actions (eg, forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

Certain instances were identified where foreclosure referrals and foreclosure sales were held outside of investor and agency timeline standards primarily due to volume increases, moratoriums and natural disasters.



Nonprime 1122 CHF